Exhibit 99.1

FOR IMMEDIATE RELEASE

Itron Advances Growth Strategy with SmartSynch Acquisition

Complementary technology broadens technology portfolio and customer solutions

LIBERTY LAKE, Wash. - February 15, 2012 - Itron, Inc. (NASDAQ:ITRI) announced today that it has signed an agreement to acquire privately held SmartSynch, Inc. in a transaction valued at $100 million. The acquisition will bring greater choice to utility customers across the spectrum of smart metering deployments and strengthen Itron's integrated cellular communications offering. The parties expect the transaction to close in the second quarter of 2012.

“SmartSynch is a compelling strategic acquisition that strengthens our position in the industry and with our energy and water utility customers,” said LeRoy Nosbaum, Itron president and chief executive officer. “SmartSynch brings a highly complementary technology to our existing communication network offering, broadens our portfolio and enhances Itron's ability to support our customers with their smart grid projects.”

SmartSynch, headquartered in Jackson, Mississippi, is a leading provider of point-to-point smart grid solutions that utilize a cellular network for communications. The company has more than 130 customers, including nine of the top ten utilities in North America. SmartSynch and Itron have partnered for more than a decade, delivering integrated solutions to some of Itron's largest smart grid customers. Itron and SmartSynch's complementary technologies can be used to provide a solution in areas where RF mesh networks are not available, or are cost prohibitive. In addition, SmartSynch's technology will successfully meet the needs of full cellular smart grid network deployments, such as the 1.9 million electric residential and commercial & industrial meter end-point deployment at Consumers Energy.

“Utility customers are demanding more options and this is a combination that just makes sense,” said Stephen Johnston, SmartSynch chief executive officer. “Our companies share existing customer relationships, integrated technologies and a common culture that will enable us to pursue new opportunities. Itron's diversified portfolio, combined with our cellular technology, makes us the best team in the business going forward.”

Excluding amortization of acquired intangible assets, purchase accounting adjustments and acquisition related charges, the company anticipates that the acquisition will add approximately $50 million in revenues and be dilutive to non-GAAP net earnings per share by less than $0.10 for fiscal year 2012. The acquisition is anticipated to be accretive to revenue and non-GAAP earnings per share in fiscal year 2013.

Itron was advised on the transaction by Centerview Partners LLC. SmartSynch was advised by Stephens Inc.

About Itron
Itron is a leading provider of energy and water resource management solutions for nearly 8,000 utilities around the world. We offer end-to-end solutions that include electricity, gas, water and heat measurement and control technology; communications systems; software; and professional services. With more than 9,000 employees doing business in more than 130 countries, Itron empowers utilities to responsibly and efficiently manage energy and water resources. To realize a sustainable future, start here: www.itron.com.

Forward Looking Statements:

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2010 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

For additional information, contact:
Itron, Inc.
Media Contact
Sharelynn Moore
Vice President, Corporate Communications
(509) 891-3524
sharelynn.moore@itron.com

Investor Contact
Barbara Doyle
Vice President, Investor Relations
(509) 891-3443
barbara.doyle@itron.com